Calculation of Filing Fee Tables
S-3
Aurora Innovation, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.00001 per share	457(o)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 54,169.20
			Net Fee Due:						$ 22,380.80
Offering Note
[1]	In accordance with Rules 465(b) and 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fees for the registration statement on Form S-3ASR (File No. 333-284133), filed on January 3, 2025 (the "current registration statement").

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Aurora Innovation, Inc.	S-3	333-276317	12/29/2023		$ 54,169.20	Unallocated (Universal) Shelf			$ 366,999,998.80
Fee Offset Sources	2	Aurora Innovation, Inc.	S-3	333-276317		12/29/2023						$ 111,142.80
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered securities having an aggregate offering price of up to $850,000,000.00 pursuant to a registration statement on Form S-3 (File No. 333-276317) (the "prior registration statement"), filed with the Securities and Exchange Commission on December 29, 2023 and declared effective on January 8, 2024. The prior registration statement was terminated upon the filing of the current registration statement. At the time the prior registration statement was terminated, securities having an aggregate offering price of up to $366,999,998.80 remained unsold under the prior registration statement and the unsold securities were deemed deregistered. Pursuant to Rule 457(p), $54,169.20 in filing fees previously paid and associated with such unsold securities (calculated at the fee rate in effect on the filing date of the prior registration statement) is being applied to partially offset the filing fee payable in connection with this filing.

Offset Note
[2]	See Note 1 above.